                                                                    EXHIBIT 10.6
                     [LOGO OF DIGITAL ISLAND APPEARS HERE]

                             EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is entered into as of February 3, 1997 between Digital Island, Inc., a California corporation (the "Company"), and Allan Leinwand ("Employee").

     In consideration of the mutual covenants and conditions set forth herein, the parties hereby agree as follows:

     1. EMPLOYMENT. The Company hereby employs Employee in the capacity of Chief Technical Officer (CTO). Employee accepts such employment and agrees to perform such services as are customary to such office and as shall from time to time be assigned to him by the Board of Directors. As a condition to such employment, Employee will complete, execute and deliver to the Company the Nondisclosure and Assignment of Inventions Agreement in the form attached hereto as Exhibit A.

     2. TERM. The employment hereunder shall be for a period of 3 year, commencing on February 3, 1997 (the "Term of Employment"), unless earlier terminated as provided in Section 4. Employee's employment will be on a full-time basis requiring the devotion of such amount of his productive time as is necessary for the efficient operation of the business of the Company.

     3.   COMPENSATION

          3.1. SALARY. Dining the Term of Employment, Employee shall be entitled to an annual salary of$105,000, payable (less required withholdings) no less frequently than twice monthly. In addition to annual salary, Employee will be eligible for a bonus of $10,000 per quarter based on successful achievement of agreed upon objectives.

          3.2. OTHER BENEFITS. During the Term of Employment, Employee and their family shall be entitled to such medical, disability and life insurance coverage and such vacation, sick leave and holiday benefits, if any, as are made available to the Company's top executive personnel, all in accordance with the Company's benefits program in effect from time to time.

          3.3. REIMBURSEMENT OF EXPENSES. During the Term of Employment, Employee shall be entitled to be reimbursed for reasonable expenses incurred by Employee in connection with and reasonably related to the furtherance of the Company's business.

          3.4. INCENTIVE STOCK OPTIONS (ISO). The Company will offer the employee a qualified option to purchase 240,000 shares of Class C stock at a exercise price of $.10 per share vesting over four years under the following conditions. In lieu of forgiving employee's current option which has vested 66,667 shares employee will vest immediately 66,667 shares in the qualified option. The remaining 173,333 shares will vest 2% per month of continuous employment until fully vested over 50 months.

     4.   TERMINATION

          4.1. TERMINATION EVENTS. The employment hereunder will terminate upon the occurrence of any of the following events:

                (i) Employee voluntarily terminates the employment at Employee's option, which Employee may do at any time, with at least thirty (30) days advance notice, with or without stating any reason therefor;

                (ii)     Employee dies;

                (iii) the Company, by written notice to Employee or Employee's personal representative, terminates Employee due to the inability of Employee to perform the duties assigned to Employee hereunder by reason of injury, physical or mental illness or other disability, which, in the reasonable judgment of the Board of Directors of the Company, prevents Employee from satisfactorily performing such duties for a continuous period exceeding 365 days; or

                (iv) Employee is discharged by the Board of Directors of the Company for cause. As used in this Agreement, the term "cause" includes any act of gross negligence, willful misconduct or dishonesty by Employee in the performance of his duties hereunder; habitual non-performance of duties after warning and an opportunity to correct; willful refusal to contribute to the well-being of the company; or Employee's conviction of (or pleading guilty or nolo contendere to) a felony or any misdemeanor involving dishonesty or moral
---- ----------
turpitude; prodded, however, that prior to terminating Employee for cause, the Company shall give written notice to Employee generally outlining the grounds on which cause is based, and Employee shall have a period of ten (10) days thereafter to respond either verbally or in writing to the Board of Directors' findings.

                (v) The company discharges the employee upon thirty (30) day's prior written notice for any lawful reason.

          4.2 EFFECTS OF TERMINATION. Upon termination of Employee's employment hereunder, (i) the Company will promptly pay Employee all compensation owed to Employee and unpaid through the date of termination, and
(ii) neither Employee nor the Company shall have further obligations hereunder to the other, except that Employee's obligations under the Nondisclosure and Assignment of Inventions Agreement attached hereto as Exhibit A will continue to the extent there specified.

          4.3 SEVERANCE. Upon termination of Employee's employment pursuant to paragraph 4.1 (v) above, then, as additional consideration for past services to the corporation, the employee shall receive one hundred percent (100%) of the employee's then current annual base salary, in one installment, payable within 10 days of the employee's last day of employment with Employer.

     5.   GENERAL PROVISIONS

          5.1. ASSIGNMENT. Employee shall not assign or delegate any of his rights or obligations under this Agreement.

          5.2. ENTIRE AGREEMENT. This Agreement contain the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements between the parties relating to such subject matter.

          5.3. MODIFICATIONS. This Agreement may be changed or modified only by an agreement in writing signed by both parties hereto.

          5.4. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Employee and Employee's legal representative, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join and be bound by the terms and conditions hereof.

          5.5. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California as such laws are applied to agreements among California residents entered into and performed entirely within California.

          5.6. SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect.

          5.7. FURTHER ASSURANCES. The parties will execute such further instruments and take such further action as may be reasonably necessary to carry out the intent of this Agreement

          5.8. NOTICES. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed received by the recipient when delivered personally or, if mailed, five (5) days alter the date of deposit in the United States mail, certified or registered, postage prepaid and addressed, in the case of the Company, to 1132 Bishop St., Suite 1001, Honolulu, Hawaii, 96813, and in the case of Employee, to the address shown for Employee on the signature page hereof, or to such other address as either party may later specify by at least ten (10) days advance written notice delivered to the other party in accordance herewith.

          5.9. CAPTIONS. Section headings used in this Agreement are for convenience of reference only and shall not be considered a part of this Agreement.

          5.10. NO WAIVER. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of that provision, nor prevent that party thereafter from enforcing that provision or any other provision of this Agreement.

          5.11. ENFORCEMENT. If any action at law or in equity or any arbitration is brought to enforce or interpret the terms of this Agreement or to protect the rights obtained hereunder, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs and other expenses in addition to any other relief to which it may be entitled.

          5.12. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company and Employee have executed this Agreement, effective as of the day and year first above written.

     COMPANY                                 EMPLOYEE

     Digital island, Inc.                    Allan Leinwand
     a California corporation                --------------------------------

     By: /s/  Ron Higgins                    Address:
         -------------------------------      2064 Green St
          Name:  Ron Higgins                 --------------------------------
                ------------------------
                                              SF             California 94123
          Title:  CEO                        --------------,            -----
                 -----------------------

                                                                       EXHIBIT A
                                                                       ---------
             NONDISCLOSURE AND ASSIGNMENT OF INVENTIONS AGREEMENT


          In exchange for my becoming employed as an employee or engaged as a consultant by Digital Island, Inc. or its subsidiaries, affiliates or successors (collectively, "Company"), or my employment or engagement being continued by the Company, I hereby agree as follows:

     1. I will perform such duties or services as may be designated by the Company from time to time. During my period of employment or engagement by the Company (collectively referred to herein as "employment"), I will devote my best efforts to the interests of the Company and, without the prior written consent of the Company, will not engage in any activities that might be detrimental to the best interests of the Company.

     2. Without further compensation, I hereby agree promptly to disclose to the Company, and I hereby assign and agree to assign to the Company or its designee, my entire right, title and interest in and to all Inventions (as defined below) which (a) pertain to any line of business activity of the Company, or (b) are aided by the use of time, material or facilities of the Company, whether or not during working hours. As used in this Agreement, the term "Inventions" means designs, devices, trademarks, discoveries, development formulae, processes, patterns, compilations, manufacturing techniques, trade secrets, inventions, improvements, ideas or works of authorship, including all rights to obtain, register, perfect and enforce these proprietary interests.

     3. No rights are hereby conveyed in Inventions, if any, made by me prior to my employment with the Company which are identified in the List of Inventions attached hereto as Attachment I and made a part of this Agreement, which attachment contains no confidential information. In addition, this Agreement does not apply to an Invention which qualifies fully under the provisions of
Section 2870 of the California Labor Code, which provides as follows:

     Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of his or her rights in an invention to his or her employer shall not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee's own time, and (a) which does not relate (1) to the business of the employer or (2) to the employer's actual or demonstrably anticipated research or development, or
     (b) which does not result from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and unenforceable.

     I agree to disclose all Inventions made by me in confidence to the Company to permit a determination as to whether or not the Inventions should be the property of the Company.

     4. I agree to perform, during and after my employment, all acts deemed necessary or " desirable by the Company to permit and assist it, at its expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Inventions hereby assigned to the Company as set forth in paragraph 2 above. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings.

     5. I agree to hold in confidence and not directly or indirectly to use or disclose, either during or after termination of my employment with the Company, any Confidential Information (as defined below) I obtain or create during the period of my employment, whether or not during working hours, except to the extent authorized by the Company, until such Confidential Information becomes generally known. I agree not to make copies of such Confidential Information except as authorized by the Company. Upon termination of my employment or upon an earlier request of the Company I will return or deliver to the Company all tangible forms of such Confidential Information in my possession or control, including but not limited to drawings, specifications, documents, records, devices, models or arty other material and copies or reproductions thereof. As used in this Agreement, the term "Confidential Information" means information pertaining to arty aspect of the Company's business which is either information not known by actual or potential competitors of the Company or is proprietary information of the Company or its customers or suppliers, whether of a technical nature or otherwise.

     6. I represent that my performance of all the terms of this Agreement and as an employee of or consultant to the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company, and I will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employer or others. I agree not to enter into any agreement either written or oral in conflict with the provisions of this Agreement.

     7. I agree that, during the term of my employment and for a period of one year thereafter, I will not solicit or encourage any employee of the Company to terminate his or her employment with the Company or to accept employment with any subsequent employer with whom I am affiliated in any way.

     8. This agreement (a) shall survive my employment by the Company, (b) does not in any way restrict my fight or the fight of the Company to terminate my employment, with or without cause (although such fights may be restricted by applicable employment agreements, if any), (c) inures to the benefit of successors and assigns of the Company, and (d) is binding upon my heirs and legal representatives.

     9. I certify that, to the best of my information and belief, I am not a party to any other agreement which will interfere with my full compliance with this Agreement.

     10. In the event that any of the terms or provisions herein shall violate any statutory provisions or may be otherwise unlawful or inoperative, it is the intent and desire of the parties that this Agreement operate and be in full force and effect insofar as it does not violate the statutory provision or is otherwise lawful and that this Agreement be carded out as far as possible in a manner consistent with its tenor and effect.

     11. I CERTIFY AND ACKNOWLEDGE THAT I HAVE CAREFULLY READ ALL OF THE PROVISIONS OF THIS AGREEMENT AND THAT I UNDERSTAND AND WILL FULLY AND FAITHFULLY COMPLY WITH SUCH PROVISIONS.

     DIGITAL ISLAND,INC                           EMPLOYEE

     By:     Ron Higgins                          Allan Leinwand
         ----------------------------             ---------------------------
     Name:   Ron Higgins                          Allan Leinwand
          ---------------------------             ---------------------------
     Title:  CEO
           --------------------------

                                                                    Attachment 1
                                                                    ------------

                                         Nondisclosure and
                                         Assignment of Inventions Agreement

                                         For: Allan Leinwand

                      LIST OF INVENTIONS or PUBLICATIONS
                      ----------------------------------

Leinwand, A. and Fang, K., Network Management: A Practical Perspective.
                           --------------------------------------------
Addison-Wesley Publishing Company, Reading, MA., 1993. ISBN 0-201-52771-5.


Leinwand, A. and Fang Conroy, K., Network Management: A Practical Perspective,
                                  -------------------------------------------
2/nd/ edition. Addison-Wesley Publishing Company, Reading, MA., 1996. ISBN
-------------
0-201-60999-1.


Work in progress with Bruce Pinsky. Tentative title: The Basics of the Cisco
                                                     -----------------------
IOS. Under contract with MacMillan Computer Publishing USA.
---

                                           INITIALS

                                           Employee: /s/ [SIGNATURE ILLEGIBLE]^^
                                                     -------------------------

                                           Company:  [ILLEGIBLE]^^
                                                     -----------

                                       1